Exhibit 21

SUBSIDIARY LIST

AS OF OCTOBER 29, 2007

NAME OF SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION	OWNED BY	OWNERSHIP PERCENTAGE

American Healthways Services, Inc.	DE	Healthways, Inc.	100%

American Healthways Government Services, Inc.	DE	Healthways, Inc.	100%

Healthways International, Inc.	DE	Healthways, Inc.	100%

CareSteps.com, Inc.	DE	Healthways, Inc.	100%

Axonal Information Solutions, Inc	DE	CareSteps.com, Inc.	100%

DIGOP, LLC	DE	American Healthways Services, Inc.	100%

StatusOne Health Systems, LLC	DE	American Healthways Services, Inc.	100%

Population Health Support, LLC	DE	American Healthways Services, Inc.	100%

Healthways Health Support, LLC	DE	American Healthways Services, Inc.	100%

Healthways Wholehealth Networks, Inc.	DE	Healthways Health Support, LLC	100%

Healthways HealthTrends, LLC	DE	Healthways Health Support, LLC	100%

Healthways Quitnet, LLC	DE	Healthways Health Support, LLC	100%

Healthcare Dimensions PR, Inc.	Puerto Rico	Healthways Health Support, LLC	100%

WholeHealthMD.com, LLC	DE	Healthways Wholehealth Networks, Inc.	100%

American WholeHealth Networks IPA of New York, Inc.	DE	Healthways WholeHealth Networks, Inc.	100%

Healthways WholeHealth Networks - Northeast, Inc.	DE	Healthways WholeHealth Networks, Inc.	100%

Alignis of New York, Inc.	NY	Healthways WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New York IPA, Inc.	NY	Healthways WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New Jersey, Inc.	NJ	Healthways WholeHealth Networks - Northeast, Inc.	100%

Healthways International, S.a.ŕ.l.	Luxembourg	Healthways International, Inc.	100%

Healthways International Limited	England and Wales	Healthways International, S.a.ŕ.l	100%

Healthways International GmbH	Germany	Healthways International, S.a.ŕ.l.	100%
Healthways International Ireland Limited	Ireland	Healthways International, S.a.ŕ.l.	100%

Healthways International France SAS	France	Healthways International, S.a.ŕ.l.	100%